UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/26/2009

Air Transport Services Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50368

DE	26-1631624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)

(937) 382-5591
(Registrant’s telephone number, including area code)

ABX Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

ABX Air, Inc., a wholly owned subsidiary of Air Transport Services Group, Inc., is the maker of a promissory note to Airborne, Inc. (now, DPWN Holdings (USA), Inc.) ("DHL"), in the original principal amount of $92,948,714 (the "DHL Note"). On January 14, 2008, ABX Air, Inc. received a demand from DHL for prepayment of the DHL Note, arising from ABX Air, Inc.'s reorganization into a holding company structure and its acquisition of Cargo Holdings International, Inc., on December 31, 2007. ABX Air, Inc. disputed then, and continues to dispute, that DHL has the right to demand prepayment of the DHL Note.

On January 30, 2009, DHL and ABX Air, Inc. entered into a tolling agreement pursuant to which DHL agreed that it would not, for a period of 30 days from that date, renew its demand or otherwise take any action with respect to the DHL Note (the "Tolling Agreement"), while the parties discuss various business matters, including the status of the DHL Note.

Most recently, on February 26, 2009, DHL and ABX Air, Inc. amended the Tolling Agreement so as to extend the tolling period for an additional 30 days.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Transport Services Group, Inc.

Date: March 03, 2009	By:	/s/ W. Joseph Payne
W. Joseph Payne
Sr. VP, Corporate General Counsel & Secretary